Exhibit 5


                             McDermott, Will & Emery
                       227 West Monroe Street, Suite 3100
                          Chicago, Illinois 60606-5096



                              September 30, 1996


Board of Directors
Diamond Home Services, Inc.
222 Church Street
Diamond Plaza
Woodstock, Illinois  60098

          RE: Registration Statement on Form S-8 670,000 Common Shares (par value $.001) to be issued pursuant to Diamond Home Services, Inc. Incentive Stock Option Plan and 1996 Nonemployee Director Stock Option Plan (collectively, the "Plans")

Gentlemen:

     You have requested our opinion in connection with the above-referenced Registration Statement on Form S-8 (the "Registration Statement") of Diamond Home Services, Inc. (the "Company"), to be filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, to register 670,000 shares of the common stock of the Company, $.001 par value (the "Common Stock"), which may be issued pursuant to the Plans.

     We have examined or considered:

          1. A copy of the Company's Amended and Restated Certificate of Incorporation.

          2.  The Amended and Restated By-Laws of the Company.

          3. Telephonic confirmation of the Secretary of State of Delaware, as of a recent date, as to the good standing of the Company in that state.

          4. Copies of resolutions duly adopted by the Board of Directors of the Company relating to the Plans.

          5.  Copies of the Plans.

     In addition to the examination outlined above, we have conferred with various officers of the Company and have ascertained or verified, to our satisfaction, such additional facts as we deemed necessary or appropriate for the purposes of this opinion. In our examination, we have assumed the authenticity of all documents submitted to us as originals, the conformity to the original documents of all documents submitted to us as copies, the genuineness of all signatures on documents reviewed by us and the legal capacity of natural persons.

     Based on the foregoing, we are of the opinion that all corporate proceedings necessary for the authorization, issuance and delivery of the Common Stock under the Plans have been duly taken and upon acquisition pursuant to the terms of the Plans, the Common Stock will be duly authorized, legally and validly issued, fully paid and nonassessable.

     Members of our firm are admitted to the practice of law in the State of Illinois and we express no opinion as to the laws of any jurisdiction other than the laws of the State of Illinois , the General Corporation Law of the State of Delaware and the laws of the United Stated of America. We hereby consent to the references to our firm in the Registration Statement and to the filing of this opinion by the Company as an Exhibit to the Registration Statement. In giving this consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

                              Very truly yours,

                              /s/ McDermott, Will & Emery

                              McDERMOTT, WILL & EMERY